UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 14, 2007

Veridien Corporation

(Exact Name of Registrant as Specified in its charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-25555	59-3020382

(Commission File Number)	(IRS Employer Identification No.)

7600 Bryan Dairy Rd, Ste. F, Largo, Florida	33777-1433

(Address of principal executive offices)	(Zip Code)
(727) 576-1600

(Registrant’s telephone number, including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws
On June 14, 2007 Veridien filed a Certificate of Elimination with the State of Delaware to eliminate 2 series of Preferred Stock: (i) the “10% Cumulative Convertible Preferred Stock”, designated on April 3, 1995 (for which the Certificate of Designation was filed on May 16, 1995); and (ii) the “Series B Convertible Preferred Stock” designated on September 11, 1998 (for which a Certificate of Designation was filed on September 14, 1998). As a result of implementation of the 2006 Plan of Financial Reorganization and Recapitalization, there are no further shares in either of these series of Preferred Stock outstanding and hence Veridien has eliminated these series and returned to the status of authorized and unissued the shares previously designated in these two series.
ITEM 9.01 Financial Statements and Exhibits

(d)	EXHIBITS

	Exhibit 3.14	Certificate of Termination (of Previously Designated Preferred Stock)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIEN CORPORATION
Dated: June 18, 2007	By:	/s/ Sheldon C. Fenton
Sheldon C. Fenton
President & Chief Executive Officer

2